EXHIBIT 30(e)(iii)

The Prudential Insurance Company of America No. XX XXX XXX

A Supplement to the Life Insurance Application for a variable contract in which
John Doe is named as the proposed Insured.

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I BELIEVE THIS CONTRACT MEETS MY INSURANCE NEEDS AND FINANCIAL OBJECTIVES. I
ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS FOR THE CONTRACT. I UNDERSTAND THAT
THE CONTRACT'S VALUE AND DEATH BENEFIT MAY VARY DEPENDING ON THE CONTRACT'S
INVESTMENT EXPERIENCE............................................YES [X] NO [ ]

Date Signature of Applicant

Aug 3, 1987 /s/ JOHN DOE

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ORD. 86218--83
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